Exhibit 1.1

CHASE ISSUANCE TRUST

CHASE BANK USA, NATIONAL ASSOCIATION
(Transferor and Servicer)

UNDERWRITING AGREEMENT
(Standard Terms)

[            ], 2007

J.P. Morgan Securities Inc.,
           as an Underwriter and as Representative
of the Underwriters named in the applicable Terms Agreement
270 Park Avenue, Floor 10
New York, New York 10017

Ladies and Gentlemen:

Chase Issuance Trust, a Delaware statutory trust (the “Issuing Entity”), and Chase Bank USA, National Association (the “Bank”), as transferor (in such capacity, the “Transferor”) and servicer (in such capacity, the “Servicer”) and as beneficiary (in such capacity, the “Beneficiary”) of the Issuing Entity, propose to sell the notes of the series, classes and tranches designated in the applicable Terms Agreement (as hereinafter defined) (the “Notes”).  The Notes will be issued pursuant to the Third Amended and Restated Indenture, dated as of December 19, 2007 and as supplemented by the Second Amended and Restated Asset Pool One Supplement, dated as of December 19, 2007 (the “Asset Pool One Supplement”), between the Issuing Entity and Wells Fargo Bank, National Association, as indenture trustee (in such capacity, the “Indenture Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), the Amended and Restated CHASEseries Indenture Supplement, dated as of October 15, 2004, and a Terms Document having the date stated in the applicable Terms Agreement (as so supplemented and as otherwise modified or amended from time to time, the “Indenture”), between the Issuing Entity and the Indenture Trustee.  The Issuing Entity will be operated pursuant to a Third Amended and Restated Trust Agreement, dated as of March 14, 2006 (as may be further amended from time to time, the “Trust Agreement”), between the Bank, as Beneficiary, and Wilmington Trust Company, as owner trustee (the “Owner Trustee”).  The Notes will be secured pursuant to the Asset Pool One Supplement by certain assets of the Issuing Entity, including the Asset Pool One Receivables (as defined in the Asset Pool One Supplement), the FUSA Collateral Certificate, the Chase Collateral Certificate, the FUSA Receivables and the Chase Receivables (the Asset Pool One Receivables, the

FUSA Receivables and the Chase Receivables are collectively referred to herein as the “Receivables”), as discussed below (collectively, the “Collateral”).

The Bank transfers credit card receivables to the First USA Credit Card Master Trust (the “First USA Credit Card Master Trust”) pursuant to the Third Amended and Restated Pooling and Servicing Agreement, dated as of December 19, 2007, between the Bank, as transferor (in such capacity, the “FUSA Transferor”) and servicer (in such capacity, the “FUSA Servicer”), and The Bank of New York (Delaware), as trustee (in such capacity, the “FUSA Master Trust Trustee”) (as may be further amended from time to time, the “FUSA Pooling and Servicing Agreement”), as supplemented by the applicable Series Supplement (the “FUSA Series Supplement”; references herein to the FUSA Pooling and Servicing Agreement shall mean, unless otherwise specified, the FUSA Pooling and Servicing Agreement as supplemented by the FUSA Series Supplement), having the date stated in the applicable Terms Agreement, among the Bank, as FUSA Transferor and FUSA Servicer, and the FUSA Master Trust Trustee.

The assets of the First USA Credit Card Master Trust include, among other things, receivables (the “FUSA Receivables”) arising under certain revolving credit card accounts (the “FUSA Accounts”).  Pursuant to the FUSA Pooling and Servicing Agreement and the Third Amended and Restated Transfer and Servicing Agreement, among the Bank, as Transferor, Servicer and Administrator, the Issuing Entity, and the Indenture Trustee and the Collateral Agent, dated as of December 19, 2007 (the “Transfer and Servicing Agreement”), the Bank has caused the First USA Credit Card Master Trust to issue to the Issuing Entity a collateral certificate (the “FUSA Collateral Certificate”).  The FUSA Collateral Certificate is an investor certificate under the FUSA Pooling and Servicing Agreement that represents undivided interests in certain assets of the First USA Credit Card Master Trust.

The Bank transfers credit card receivables to the Chase Credit Card Master Trust (the “Chase Credit Card Master Trust”) pursuant to the Fifth Amended and Restated Pooling and Servicing Agreement, dated as of December 19, 2007, between the Bank, as transferor (in such capacity, the “Chase Transferor”) and servicer (in such capacity, the “Chase Servicer”) and The Bank of New York, as trustee (in such capacity, the “Chase Master Trust Trustee”) and paying agent (as may be further amended from time to time, the “Chase Pooling and Servicing Agreement”), as supplemented by the applicable Series Supplement (the “Chase Series Supplement”; references herein to the Chase Pooling and Servicing Agreement shall mean, unless otherwise specified, the Chase Pooling and Servicing Agreement as supplemented by the Chase Series Supplement), having the date stated in the applicable Terms Agreement, among the Bank, as Chase Transferor and Chase Servicer, and the Chase Master Trust Trustee.

The assets of the Chase Credit Card Master Trust include, among other things, receivables (the “Chase Receivables”) arising under certain revolving credit card accounts (the “Chase Accounts”).  Pursuant to the Chase Pooling and Servicing Agreement and the Transfer and Servicing Agreement, the Bank has caused the Chase Credit Card Master Trust to issue to the Issuing Entity a collateral certificate (the “Chase

Collateral Certificate”).  The Chase Collateral Certificate is an investor certificate under the Chase Pooling and Servicing Agreement that represents undivided interests in certain assets of the Chase Credit Card Master Trust.

The Notes designated in the applicable Terms Agreement will be sold in a public offering by the Issuing Entity through J.P. Morgan Securities Inc., as the representative of the underwriters listed on Schedule I to the applicable Terms Agreement (any underwriter through which Notes are sold shall be referred to herein as an “Underwriter” or, collectively, all such Underwriters may be referred to as the “Underwriters”; J.P. Morgan Securities Inc. and each other representative, if any, may be referred to herein collectively as “Representative”).  Notes sold to the Underwriters for which J.P. Morgan Securities Inc. is a Representative shall be sold pursuant to a Terms Agreement by and among the Bank, the Issuing Entity and the Representative, a form of which is attached hereto as Exhibit A (a “Terms Agreement”), which incorporates by reference this Underwriting Agreement (this “Agreement”, which may include the applicable Terms Agreement if the context so requires).  Any Notes sold pursuant to any Terms Agreement may include the benefits of a reserve account, letter of credit, surety bond, cash collateral account, cash collateral guaranty, collateral interest, interest rate swap, spread account or other contract or agreement for the benefit of the holders of Notes of such Series (“Credit Enhancement”).  The term “applicable Terms Agreement” means each Terms Agreement with respect to a specific Tranche of Notes that references this Agreement.  To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Indenture, the FUSA Pooling and Servicing Agreement or the Chase Pooling and Servicing Agreement.  Unless otherwise stated herein or in the applicable Terms Agreement, as the context otherwise requires or if such term is otherwise defined in the Indenture, the FUSA Pooling and Servicing Agreement or the Chase Pooling and Servicing Agreement, each capitalized term used or defined herein or in the applicable Terms Agreement shall relate only to the Notes designated in the applicable Terms Agreement and no other Series, Class or Tranche of Notes issued by the Issuing Entity.

Section 1	Registration Statement.

The Bank has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a shelf registration statement on Form S-3 (having the registration number stated in the applicable Terms Agreement), including a form of prospectus, relating to the Notes, the FUSA Collateral Certificate and the Chase Collateral Certificate.  The registration statement as amended has been declared effective by the Commission.  If any post-effective amendment has been filed with respect thereto, prior to the execution and delivery of the applicable Terms Agreement, the most recent such amendment has been declared effective by the Commission.  Such registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is referred to in this Agreement as the “Registration Statement”.  The Bank also has filed with, or proposes to file with, the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act a prospectus supplement specifically relating to the Notes designated in the applicable Terms Agreement (the “Prospectus Supplement”).

The related prospectus, filed with the Commission on [            ], 2007 (the “Most Recent Quarterly Filing Date”), covering the Notes designated in the applicable Terms Agreement in the form first required to be filed to satisfy the condition set forth in Rule 172(c) under the Act is hereinafter referred to as the “Base Prospectus”, and the Base Prospectus as supplemented by the Prospectus Supplement required to be filed to satisfy the condition set forth in Rule 172(c) under the Act is hereinafter referred to as the “Prospectus”. The Base Prospectus will generally be filed with the Commission within 60 days of the end of each calendar quarter and as required (i) to amend or supplement the Base Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or (ii) to comply with law.

Any reference in this Agreement to the Registration Statement, any preliminary prospectus used in connection with the offering of the Notes designated by the applicable Terms Agreement (the “Preliminary Prospectus”) or the Prospectus shall be deemed to refer to and include any exhibits thereto and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed as of the Closing Date (as defined below) under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

At or prior to the time when sales to investors (including, without limitation, contracts of sale) of the Notes designated by the applicable Terms Agreement were first made (the “Time of Sale”), the Bank had prepared the information (including any “free writing prospectus”, as defined pursuant to Rule 405 under the Act (a “Free Writing Prospectus”)) listed on Annex I to the applicable Terms Agreement (collectively, the “Time of Sale Information”).

Section 2	Purchase of the Notes Offered by the Applicable Terms Agreement by the Underwriters.

(a)	Upon the execution of the applicable Terms Agreement, the Bank agrees with the Underwriters as follows:

(i)
Subject to the terms and conditions herein set forth and in the applicable Terms Agreement, the Bank agrees to cause the Issuing Entity to sell and deliver the Notes to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations, warranties and agreements herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Issuing Entity the respective principal amount of the Notes set forth opposite such Underwriter’s name in Schedule I to the applicable Terms Agreement.  The Notes are to be purchased by the Underwriters at the purchase price(s) set forth in such Terms Agreement.  The Issuing Entity will not be obligated to deliver any Notes except upon payment for all of the Notes to be purchased as provided in the applicable Terms Agreement.

(ii)
The Bank understands that the Underwriters intend (x) to make a public offering of their respective portions of the Notes as soon after the Registration Statement and this Agreement and the applicable Terms Agreement have become effective as in the judgment of the Representative is advisable and (y) initially to offer the Notes upon the terms set forth in the Prospectus.  The Bank acknowledges and agrees that the Underwriters may offer and sell the Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell any Notes purchased by it to or through any such Underwriter.

(iii)
Payment for the Notes shall be made to the Bank or to its order by wire transfer of same day funds on the Closing Date.  As used herein, (x) the term “Closing Date” means, with respect to the applicable Terms Agreement, the date and time specified in such Terms Agreement or such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representative and the Bank may agree upon in writing, and (y) the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.

(iv)
Unless otherwise provided in the applicable Terms Agreement, payment for the Notes shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Notes registered in the name of Cede & Co. as nominee of The Depository Trust Company and in such denominations as the Representative shall request in writing not later than two full Business Days prior to the Closing Date, with any transfer taxes payable in connection with the transfer to the Underwriters of the Notes duly paid by the Bank.  The Notes will be made available for inspection and packaging by the Representative at the office of Skadden, Arps, Slate, Meagher & Flom LLP not later than 5:00 P.M., New York City time, on the Business Day prior to the Closing Date.

Section 3	Representations and Warranties of the Bank.

Upon the execution of the applicable Terms Agreement, the Bank represents and warrants to each Underwriter that:

(a)
Registration Statement and Prospectus.  The Registration Statement has been declared effective by the Commission under the Act; no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been instituted or, to the knowledge of the Bank, threatened by the Commission, and the Registration Statement and the Prospectus and any amendment thereto, at the time the Registration Statement became effective complied, and as of the date of the Prospectus Supplement will comply, in all material respects with the Act and the Registration Statement did not at the time the Registration Statement became effective and will not on the Closing Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as of the date of the Prospectus and any amendment or supplement thereto and on the date of the applicable Terms Agreement, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, that the Bank makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto; and the conditions to the use by the Bank of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus;

(b)
Time of Sale Information.  The Time of Sale Information did not at the Time of Sale and will not on the Closing Date contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information, shall of necessity appear only in the final Prospectus); provided that the Bank makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information;

(c)
Issuer Free Writing Prospectuses.  Other than the Preliminary Prospectus and the Prospectus, the Bank (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes other than the documents, if any, listed on Annex II to the applicable Terms Agreement and other written communication approved in writing in advance by the Representative.  Pursuant to Rule 433 under the Act, an “Issuer Free Writing Prospectus” shall mean a free writing prospectus prepared by or on behalf of the Issuing Entity or used or referred to by the Issuing Entity and, in the case of an asset-backed issuer, prepared by or on behalf of a depositor, sponsor or servicer (as defined in Item 1101 of Regulation AB) or affiliated depositor or used or referred to by any such person.  Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been filed to the extent required by Rule 433(d) under the Act and, when taken together with the Preliminary Prospectus, such Issuer Free Writing Prospectus did not at the Time of Sale, and will not on the Closing Date include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement or the Prospectus, and did not at the Time of Sale, and will not on the Closing Date contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Bank makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus;

(d)
Representations and Warranties in the Pooling and Servicing Agreements and the Transfer and Servicing Agreement.  As of the Closing Date, the representations and warranties of the Bank, as Transferor and Servicer, in the FUSA Pooling and Servicing Agreement, the Chase Pooling and Servicing Agreement and the Transfer and Servicing Agreement will be true and correct in all material respects;

(e)
Organization and Good Standing.  The Bank has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to execute, deliver and perform this Agreement and the applicable Terms Agreement and to authorize the sale of the Notes, and to consummate the transactions contemplated by this Agreement and the applicable Terms Agreement and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Bank and its subsidiaries, taken as a whole;

(f)
Due Authorization.  (i)  The FUSA Collateral Certificate has been duly authorized, and has been validly executed, authenticated, issued and delivered and is entitled to the benefits provided by the FUSA Pooling and Servicing Agreement.  Each increase in the Invested Amount of the FUSA Collateral Certificate will have been authorized and effected in accordance with the FUSA Pooling and Servicing Agreement; each of the FUSA Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement have been duly authorized by the Bank, and, when executed and delivered by the Bank, as Transferor and Servicer, and the FUSA Master Trust Trustee (in the case of the FUSA Pooling and Servicing Agreement), each of the FUSA Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement will constitute a valid and binding agreement of the Bank; and the FUSA Collateral Certificate and the FUSA Pooling and Servicing Agreement conform to the descriptions thereof in the Prospectus in all material respects; and (ii) the Chase Collateral Certificate has been duly authorized, and has been validly executed, authenticated, issued and delivered and is entitled to the benefits provided by the Chase Pooling and Servicing Agreement.  Each increase in the Invested Amount of the Chase Collateral Certificate will have been authorized and effected in accordance with the Chase Pooling and Servicing Agreement; each of the Chase Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement have been duly authorized by the Bank, and, when executed and delivered by the Bank, as Transferor and Servicer, and the Chase Master Trust Trustee (in the case of the Chase Pooling and Servicing Agreement), each of the Chase Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement will constitute a valid and binding agreement of the Bank; and the Chase Collateral Certificate and the Chase Pooling and Servicing Agreement conform to the descriptions thereof in the Prospectus in all material respects;

(g)
No Consents.  No consent, approval, authorization or order of, or filing with, any court or governmental agency or governmental body is required to be obtained or made by the Bank for the consummation of the transactions contemplated by this Agreement, the applicable Terms Agreement, the FUSA Pooling and Servicing Agreement, the Chase Pooling and Servicing Agreement or the Transfer and Servicing Agreement, except such as have been obtained and made under the Act, such as may be required under state securities laws and with respect to the filing of any financing statements required to perfect the First USA Credit Card Master Trust’s or the Chase Credit Card Master Trust’s interest in the FUSA Receivables or the Chase Receivables, respectively, or the Collateral Agent’s interest in the Collateral;

(h)
No Violation or Default.  Other than as set forth or contemplated in the Preliminary Prospectus, the Bank is not (x) in violation of its organizational documents, (y) in default in its performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound or (z) in violation of any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Bank, or any of its properties, which, in the case of clauses (y) and (z) above, would have a material adverse effect on the transactions contemplated herein or in the FUSA Pooling and Servicing Agreement, the Chase Pooling and Servicing Agreement or the Transfer and Servicing Agreement;

(i)
No Conflicts.  The execution, delivery and performance by the Bank of this Agreement, the applicable Terms Agreement, the FUSA Pooling and Servicing Agreement, the Chase Pooling and Servicing Agreement and the Transfer and Servicing Agreement and compliance with the terms and provisions thereof will not conflict with or result in a material breach or violation of any of the terms and provisions of, or constitute a material default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Bank, or any of its properties or any agreement or instrument to which the Bank is a party or by which the Bank is bound or to which any of the properties of the Bank is subject, or the organizational documents of the Bank and the Bank has full power and authority to enter into this Agreement, the applicable Terms Agreement, the FUSA Pooling and Servicing Agreement, the Chase Pooling and Servicing Agreement and the Transfer and Servicing Agreement;

(j)
Legal Proceedings.  Other than as set forth or contemplated in the Prospectus and Time of Sale Information, there are no legal, governmental or regulatory proceedings pending or, to the knowledge of the Bank, threatened to which any of the Bank or its subsidiaries is or may be a party or to which any property of the Bank or its subsidiaries is or may be the subject which, if determined adversely to the Bank, could individually or in the aggregate reasonably be expected to have a material adverse effect on (i) the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Bank and its subsidiaries, as applicable, taken as a whole or (ii) the interests of the holders of the Notes; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus and the Preliminary Prospectus which are not filed or described as required;

(k)
Underwriting Agreement and the applicable Terms Agreement.  This Agreement and the applicable Terms Agreement has been duly authorized, executed and delivered by the Bank and when executed and delivered by the Bank, each of this Agreement and the applicable Terms Agreement will constitute a valid and binding agreement of the Bank; and

(l)
Ineligible Issuer.  The Bank, on the date on which the first bona fide offer of the Notes sold pursuant to the applicable Terms Agreement is made, will not be an “ineligible issuer”, as defined in Rule 405 under the Act.

Section 4	Representations and Warranties of the Issuing Entity.

Upon the execution of the applicable Terms Agreement, the Issuing Entity represents and warrants to each Underwriter that:

(a)
Registration Statement and Prospectus.  The Registration Statement has been declared effective by the Commission under the Act; no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been instituted or, to the knowledge of the Issuing Entity, threatened by the Commission, and the Registration Statement and the Prospectus and any amendment thereto, at the time the Registration Statement became effective complied, and as of the date of the Prospectus Supplement will comply, in all material respects with the Act and the Registration Statement did not at the time the Registration Statement became effective and will not on the Closing Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as of the date of the Prospectus and any amendment or supplement thereto and on the date of the applicable Terms Agreement, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, that the Issuing Entity makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuing Entity in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto; and the conditions to the use by the Issuing Entity of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus;

(b)
Time of Sale Information.  The Time of Sale Information did not at the Time of Sale and will not on the Closing Date contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information, shall of necessity appear only in the final Prospectus); provided that the Issuing Entity makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuing Entity in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information;

(c)
Issuer Free Writing Prospectuses.  Other than the Preliminary Prospectus and the Prospectus, the Issuing Entity (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes other than the documents, if any, listed on Annex II to the applicable Terms Agreement and other written communication approved in writing in advance by the Representative.  Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been filed to the extent required by Rule 433(d) under the Act and, when taken together with the Preliminary Prospectus, such Issuer Free Writing Prospectus did not at the Time of Sale, and will not on the Closing Date, include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement or the Prospectus, and did not at the Time of Sale, and will not on the Closing Date, contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuing Entity makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuing Entity in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus;

(d)	Representations and Warranties in the Indenture. As of the Closing Date, the representations and warranties of the Issuing Entity in the Indenture will be true and correct in all material respects;

(e)
Organization and Good Standing.  The Issuing Entity has been duly formed and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Prospectus and to execute, deliver and perform the Indenture, and to authorize the issuance of the Notes, and to consummate the transactions contemplated by the Indenture;

(f)
Due Authorization.  As of the Closing Date, the Notes have been duly authorized, and, when executed, issued and delivered pursuant to the Indenture, duly authenticated by the Indenture Trustee and paid for by the Underwriters in accordance with this Agreement and the applicable Terms Agreement, will be duly and validly executed, authenticated, issued and delivered and entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by the Issuing Entity and, when executed and delivered by the Issuing Entity and the Indenture Trustee (in the case of the Indenture), each of the Indenture, this Agreement and the applicable Terms Agreement will constitute a valid and binding agreement of the Issuing Entity; and the Notes and the Indenture conform to the descriptions thereof in the Prospectus in all material respects;

(g)
No Consents.  No consent, approval, authorization or order of, or filing with, any court or governmental agency or governmental body is required to be obtained or made by the Issuing Entity for the consummation of the transactions contemplated by this Agreement, the applicable Terms Agreement, the Indenture or the Transfer and Servicing Agreement, except such as have been obtained and made under the Act, such as may be required under state securities laws and with respect to the filing of any financing statements required to perfect the First USA Credit Card Master Trust’s or the Chase Credit Card Master Trust’s interest in the FUSA Receivables or the Chase Receivables, respectively, or the Collateral Agent’s interest in the Collateral;

(h)
No Violation or Default.  The Issuing Entity is not (x) in violation of its organizational documents, (y) in default in its respective performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound or (z) in violation of any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Issuing Entity, or any of its properties which, in the case of clauses (y) and (z) above, would have a material adverse effect on the transactions contemplated herein or in the Indenture;

(i)
No Conflicts.  The execution, delivery and performance of this Agreement, the applicable Terms Agreement, the Indenture and the Transfer and Servicing Agreement and the issuance and delivery of the FUSA Collateral Certificate, the Chase Collateral Certificate and the Notes and compliance with the terms and provisions thereof will not conflict with, or result in a material breach or violation of any of the terms and provisions of, or constitute a material default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Issuing Entity or any of its properties or any agreement or instrument to which the Issuing Entity is a party or by which the Issuing Entity is bound or to which any of the properties of the Issuing Entity is subject, or the organizational documents of the Issuing Entity; and the Issuing Entity has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement, the applicable Terms Agreement, the Indenture and the Transfer and Servicing Agreement and to enter into the Indenture;

(j)
Legal Proceedings.  Other than as set forth or contemplated in the Prospectus and the Time of Sale Information, there are no legal or governmental proceedings pending or, to the knowledge of the Issuing Entity, threatened to which the Issuing Entity is or may be a party or to which any property of the Issuing Entity is or may be the subject which, if determined adversely to the Issuing Entity, could individually or in the aggregate reasonably be expected to have a material adverse effect on (i) the general affairs, business, prospects, management, financial position, equity or results of operations of the Issuing Entity, and the interests of the holders of the Notes, or (ii) the interests of the holders of the Notes; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus and Preliminary Prospectus which are not filed or described as required;

(k)
Underwriting Agreement and the applicable Terms Agreement.  This Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Issuing Entity and when executed and delivered by the Issuing Entity, each of this Agreement and the applicable Terms Agreement will constitute a valid and binding agreement of the Issuing Entity; and

(l)
Ineligible Issuer.  The Issuing Entity is not, and on the date on which the first bona fide offer of the Notes sold pursuant to the applicable Terms Agreement is made will not be, an “ineligible issuer”, as defined in Rule 405 under the Act.

Section 5	Further Agreements of the Bank and the Issuing Entity.

Upon the execution of the applicable Terms Agreement, the Bank and the Issuing Entity, jointly and severally covenant and agree with the several Underwriters that:

(a)
Filing of Prospectus and Issuer Free Writing Prospectuses.  The Bank and the Issuing Entity will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) under the Act and will file any Issuer Free Writing Prospectuses to the extent required by Rule 433(d) under the Act.

(b)
Delivery of Copies.  The Issuing Entity will, at the request of the Representative, deliver (or the Bank will cause the Issuing Entity to deliver), at the expense of the Bank, during the period mentioned in subsection 5(e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representative may reasonably request.

(c)
Amendments or Supplements.  Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, the Bank or the Issuing Entity will furnish to the Representative a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review.

(d)
Notice to the Representative.  The Bank and the Issuing Entity will (x) advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus  or the Prospectus or the initiation or threatening of any proceeding for that purpose, and (v) of the receipt by the Bank or the Issuing Entity of any notification with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (y) in the case of clause (x)(iv) or (x)(v) above, use their best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof.

(e)
Ongoing Compliance of the Prospectus.  The Bank will, if during such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a Prospectus relating to the Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales by an Underwriter or any dealer, (i) any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or (ii) it is necessary to amend or supplement the Prospectus to comply with the law, forthwith prepare and furnish, at the expense of the Bank, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Bank and the Issuing Entity) to which the Notes may have been sold by the

Representative on behalf of the Underwriters and to any other dealers upon request, a copy of such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with the law.

(f)
Blue Sky Compliance.  The Issuing Entity will endeavor to qualify (or the Bank will cause the Issuing Entity to qualify) the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Notes and to pay all fees and expenses (including fees and disbursements of counsel to the Underwriters) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as the Representative may designate; provided, however, that neither the Bank nor the Issuing Entity shall be required to (i) qualify to do business in any jurisdiction in which it is not currently so qualified, (ii) file any general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

(g)
Earnings Statement.  On or before December 31 of the year following the year in which the Closing Date occurs, the Bank will cause the Issuing Entity to make generally available to Noteholders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Issuing Entity occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder.

(h)
Copies of Compliance Statements and Reports.  Upon written request by the Representative, so long as any of the Notes are outstanding, the Issuing Entity or the Bank will furnish to the Representative (i) copies of each certificate and the annual statements of compliance delivered to (A) the Owner Trustee and the Indenture Trustee pursuant to Article IV of the Transfer and Servicing Agreement, (B) the FUSA Master Trust Trustee pursuant to Article III of the FUSA Pooling and Servicing Agreement and (C) the Chase Master Trust Trustee pursuant to Article III of the Chase Pooling and Servicing Agreement, and (ii) copies of the annual independent certified public accountant’s attestation reports furnished to (X) the Owner Trustee and the Indenture Trustee pursuant to Article IV of the Transfer and Servicing Agreement, (Y) the FUSA Master Trust Trustee pursuant to Article III of the FUSA Pooling and Servicing Agreement and (Z) the Chase Master Trust Trustee pursuant to Article III of the Chase Pooling and Servicing Agreement, by first-class mail promptly after such request and following delivery of such statements and reports to the Owner Trustee and the Indenture Trustee, the FUSA Master Trust Trustee or the Chase Master Trust Trustee, as applicable, and (ii) copies of all reports or other communications (financial or other) furnished to holders of the Notes; provided, however, that neither the Issuing Entity nor the Bank shall be obligated to provide copies of monthly distribution reports on Form 10-D or annual reports filed on Form 10-K if they are available on EDGAR or otherwise through a Commission website.

(i)
Agreement Not to Engage in Similar Transactions.  During the period beginning on the date of the applicable Terms Agreement and continuing to and including the Closing Date, neither the Bank nor the Issuing Entity will offer, sell, contract to sell or otherwise dispose of any credit card backed securities with the same term and other characteristics identical to the relevant Tranche of Notes without the prior written consent of the Representative.

(j)	Trust Indenture Act. The Indenture will be qualified pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(k)
Note Rating Agencies.  To the extent, if any, that the rating provided with respect to the Notes by the rating agency or rating agencies rating the Notes (each, a “Note Rating Agency”) is conditional upon the furnishing of documents or the taking of any other reasonable action by the Bank or the Issuing Entity agreed upon on or prior to the Closing Date, the Bank or the Issuing Entity, as applicable, shall furnish such documents and take any such other reasonable action.

(l)
Exchange Act Filings.  The Bank and the Issuing Entity (or the Bank on its behalf) will file or cause to be filed all documents and certifications required to be filed by the Bank or the Issuing Entity with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

(m)
Record Retention.  The Bank will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433(d) under the Act.

Section 6.	Payment of Costs and Expenses.

Except as otherwise specified in the applicable Terms Agreement, the Bank will pay all costs and expenses incident to the performance of its obligations and the obligations of the Issuing Entity under this Agreement and the applicable Terms Agreement, including, without limiting the generality of the foregoing, (i) all costs and expenses incident to the preparation, issuance, execution, authentication and delivery of the Notes, (ii) all costs and expenses incident to the preparation, printing and filing under the Act or the Exchange Act of the Registration Statement, the Prospectus and any

Preliminary Prospectus and any Issuer Free Writing Prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) all costs and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Underwriters may designate (including fees of counsel for the Underwriters and their disbursements), (iv) all costs and expenses related to any filing with the Financial Industry Regulatory Authority, Inc. (formerly known as the National Association of Securities Dealers, Inc.), (v) all costs and expenses in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the applicable Terms Agreement, the FUSA Pooling and Servicing Agreement, the Chase Pooling and Servicing Agreement, the Indenture and any Blue Sky Memorandum and the furnishing to Underwriters and dealers of copies of the Registration Statement and the Prospectus as herein provided, (vi) the reasonable fees and disbursements of the Bank’s counsel, (vii) the reasonable fees and disbursements of the accountants and (viii) all costs and expenses payable to each Note Rating Agency in connection with the rating of the Notes, except that the Underwriters agree to reimburse the Bank for an amount, if any, specified in the applicable Terms Agreement on the Closing Date for application toward such expenses.  It is understood that, except as specifically provided in this Section6 and in Sections 8, 11 and 12 of this Agreement, the Underwriters will pay all of their own fees, costs and expenses (including the fees and disbursements of its counsel), transfer taxes and any advertising expenses in connection with sales or offers from the Underwriters to third parties.

Section 7.	Conditions of Underwriters’ Obligations.

The several obligations of the Underwriters hereunder are subject to the performance by the Bank and the Issuing Entity of their respective obligations hereunder and under the applicable Terms Agreement and to the following additional conditions:

I.	Most Recent Quarterly Filing Date.

(a)
Comfort Letters.  On the Most Recent Quarterly Filing Date (as defined in the applicable Terms Agreement), the Representative shall have received a letter, dated the respective date of delivery thereof, of PricewaterhouseCoopers LLP, Certified Public Accountants (or such other independent accountants as shall be named in the applicable Terms Agreement) confirming that they are independent public accountants within the meaning of the Act and stating that the engagement to apply agreed-upon procedures was performed in accordance with the standards established by the American Institute of Certified Public Accountants, and substantially in the form heretofore agreed and otherwise in form and in substance satisfactory to its counsel.

(b)
Opinion and Letter of Counsel for the Bank and the Issuing Entity. (i) The Representative shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Bank and the Issuing Entity, subject to customary qualifications, assumptions, limitations and exceptions, dated the Most Recent Quarterly Filing Date, in form and substance reasonably satisfactory to the Representative and its counsel, with respect to general corporate matters, the validity of the Notes, the Registration Statement and the Base Prospectus, the effectiveness of such Registration Statement and the information contained in each of the Registration Statement and the Base Prospectus; and

(ii)           Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Bank and the Issuing Entity, shall provide a letter, dated the Most Recent Quarterly Filing Date, that they have participated in conferences with representatives of the Bank and its accountants, the Underwriters and counsel to the Underwriters concerning the Registration Statement and the Base Prospectus and have considered the matters required to be stated therein and the matters stated therein, although they are not independently verifying the accuracy, completeness or fairness of such statements and based upon and subject to the foregoing, nothing has come to such counsel’s attention to cause such counsel to believe that the Registration Statement (excluding any exhibits filed therewith), at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Base Prospectus (and, with respect to the issuance of the Notes, the Prospectus Supplement substantially in the form filed with the Registration Statement which such counsel assumes will be completed and include the identification of the class of Notes offered, the terms of such Notes including all pricing information and the plan of distribution for such Notes), as of its date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and shall not make any comment in the letter with respect to the financial statements, supporting schedules and other financial or statistical information included or incorporated by reference in the Registration Statement or the Base Prospectus or excluded therefrom, including the Form T-1 Statement of Eligibility of a trustee under the Trust Indenture Act); provided, however, that if, no later than the first Business Day of any calendar quarter, the Representative requests that a letter described in subsection 7(II)(h) be provided on each Closing Date during such calendar quarter, the letter contemplated by this subsection 7(I)(b)(ii) shall not be required to be delivered.

(c)
Opinion of Counsel for the Underwriters.  The Representative shall have received an opinion of McKee Nelson LLP, special counsel for the Underwriters, subject to customary qualifications, assumptions, limitations and exceptions, dated the Most Recent Quarterly Filing Date, in form and substance reasonably satisfactory to the Representative and its counsel, with respect to (i) general corporate matters, (ii) the validity of the Notes, the Registration Statement and the Base Prospectus, (iii) the effectiveness of such Registration Statement and (iv) the information contained in each of the Registration Statement and the Base Prospectus; provided, however, that if, no later than the first Business Day of any calendar quarter, the Representative requests that an opinion described in subsection 7(II)(i) be provided on each Closing Date during such calendar quarter, the opinion contemplated by subsection 7(I)(c)(iv) shall not be required to be delivered.

(d)
FDIC Rule / True Sale Opinion.  The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Bank and the Issuing Entity, such opinion or opinions, subject to customary qualifications, assumptions, limitations and exceptions, dated the Most Recent Quarterly Filing Date, in form and substance reasonably satisfactory to the Representative, with respect to the applicability of certain provisions of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 with respect to the effect of receivership on the Bank’s security interest in the Receivables and the Issuing Entity’s and the Indenture Trustee’s security interest in the Receivables, the FUSA Collateral Certificate and the Chase Collateral Certificate, and with respect to other related matters in a form previously approved by the Representative and its counsel.

(e)
Opinion of Counsel to the FUSA Master Trust Trustee.  The Representative shall have received an opinion of McGuireWoods LLP, counsel to the FUSA Master Trust Trustee, subject to customary qualifications, assumptions, limitations and exceptions, dated the Most Recent Quarterly Filing Date, in form and substance reasonably satisfactory to the Representative and its counsel, with respect to general corporate matters relating to the FUSA Master Trust Trustee.

(f)
Opinion of Counsel to the Chase Master Trust Trustee.  The Representative shall have received an opinion of Emmet, Marvin & Martin, LLP, counsel to the Chase Master Trust Trustee, subject to customary qualifications, assumptions, limitations and exceptions, dated the Most Recent Quarterly Filing Date, in form and substance reasonably satisfactory to the Representative and its counsel, with respect to general corporate matters relating to the Chase Master Trust Trustee.

(g)
Opinion of Counsel to the Owner Trustee.  The Representative shall have received an opinion of Richards, Layton & Finger, counsel to the Owner Trustee, subject to customary qualifications, assumptions, limitations and exceptions dated the Most Recent Quarterly Filing Date, in form and substance reasonably satisfactory to the Representative and its counsel, with respect to general corporate matters relating to the Owner Trustee.

(h)
Opinion of Counsel to the Issuing Entity.  The Representative shall have received an opinion of Richards, Layton & Finger, special Delaware counsel to the Issuing Entity, subject to customary qualifications, assumptions, limitations and exceptions dated the Most Recent Quarterly Filing Date, in form and substance satisfactory to the Representative and its counsel, with respect to certain matters relating to the Issuing Entity and the establishment thereof.

(i)
Opinion of Counsel to the Indenture Trustee and Collateral Agent.  The Representative shall have received an opinion of internal legal counsel to Wells Fargo Bank, National Association, subject to customary qualifications, assumptions, limitations and exceptions dated the Most Recent Quarterly Filing Date, in form and substance reasonably satisfactory to the Representative and its counsel, with respect to general corporate matters.

II.           Closing Date.

(a)
Registration Compliance; No Stop Order.  The Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission  under the Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433(d) under the Act) and in accordance with subsection 5(a) of this Agreement; and, as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or, to the knowledge of the Bank or the Issuing Entity, threatened by the Commission; and all requests for additional information from the Commission with respect to the Registration Statement shall have been complied with to the reasonable satisfaction of the Representative.

(b)
Representations and Warranties.  The representations and warranties of the Bank and the Issuing Entity contained herein are true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and each of the Bank and the Issuing Entity shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder and, as applicable, under the applicable Terms Agreement on or prior to the Closing Date.

(c)
Federal Income Tax Opinion.  The Representative shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel for the Bank and the Issuing Entity, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, that (i) the Notes will be characterized as debt for Federal income tax purposes; (ii) the Issuing Entity will not be, and the issuance of the Notes will not cause any master trust to be, classified as an association, or publicly traded partnership, taxable as a corporation for Federal income tax purposes; and (iii) the statements in the Prospectus under “Federal Income Tax Consequences”, insofar as such statements constitute a summary of the U.S. legal matters or documents referred to therein, fairly present such legal matters or documents.

(d)
Rating Agency Opinions.  The Representative shall have received a reliance letter with respect to any opinion that the Bank is required to deliver to the Note Rating Agency that is not otherwise addressed to the Representative.

(e)
Officer’s Certificate of the Bank.  The Representative shall have received a certificate, dated the Closing Date, of a Vice President or more senior officer of the Bank in which such officer shall state that, to his or her knowledge after due inquiry, (i) the representations and warranties of the Bank in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, (iii) the representations and warranties of the Bank, as the Transferor, the FUSA Transferor and the Chase Transferor are true and correct in all material respects as of the dates specified in the FUSA Pooling and Servicing Agreement or the Chase Pooling and Servicing Agreement, as applicable, (iv) the Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (v) subsequent to the Time of Sale, there has been no material adverse change in the financial position or results of operations of the Bank’s credit card business except as set forth in or contemplated by the Time of Sale Information and the Prospectus or as described in such certificate and (vi) the officer has reviewed the Registration Statement, the Time of Sale Information and the Prospectus and the representation set forth in subsection 3(a) hereof is true and correct.

(f)
Officer’s Certificate of the Issuing Entity.  The Representative shall have received a certificate, dated the Closing Date, of an authorized representative of the Issuing Entity in which such representative shall state that, to his or her knowledge after due inquiry, (i) the representations and warranties of the Issuing Entity in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) the Issuing Entity has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the applicable Terms Agreement on or prior to the Closing Date, (iii) the representations and warranties of the Issuing Entity in the Indenture are true and correct in all material respects as of the dates specified in the Indenture, (iv) the Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement have been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (v) subsequent to the Time of Sale, there has been no material adverse change in the financial position or results of operations of the Issuing Entity’s business except as set forth in or contemplated by the Time of Sale Information and the Prospectus or as described in such certificate and (vi) the officer has reviewed the Registration Statement, the Time of Sale Information and the Prospectus and the representation set forth in subsection 4(a) hereof is true and correct.

(g)	Rating Agency Letters. The Representative shall have received evidence satisfactory to it that the Notes shall be rated in accordance with the applicable Terms Agreement by each Note Rating Agency.

(h)
Letter of Counsel for the Bank and the Issuing Entity.  If requested by the Representative prior to the Time of Sale for an issuance, Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Bank and the Issuing Entity, shall provide a letter, dated the relevant Closing Date, stating that they have participated in conferences with representatives of the Bank and its accountants, the Underwriters and counsel to the Underwriters concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the matters stated therein, although they are not independently verifying the accuracy, completeness or fairness of such statements and based upon and subject to the foregoing, nothing has come to such counsel’s attention to cause such counsel to believe that the Registration Statement (excluding any exhibits filed therewith), at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date or as of the relevant Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment in this letter with respect to the financial statements, supporting schedules and other financial or statistical information included or incorporated by reference in the Registration Statement or the Prospectus or excluded therefrom, including the Form T-1).  In addition, Skadden, Arps, Slate, Meagher & Flom LLP shall state that on the basis of the foregoing, no facts have come to their attention that have caused such counsel to believe that documents included in the General Disclosure Package (as defined below), all considered together, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment in this letter with respect to the financial statements, supporting schedules and other financial or statistical information included or incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, including the Form T-1, or, in the case of the Preliminary Prospectus, the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus); provided, however, that in the event the letter described in subsection 7(I)(b)(ii) shall have been delivered on the Most Recent Quarterly Filing Date, then the letter so delivered pursuant to subsection 7(I)(b)(ii) shall not apply with respect to any Tranche of Notes issued on a Closing Date for which a letter under this subsection 7(II)(h) shall have been delivered.

“General Disclosure Package” means the Issuer Free Writing Prospectuses issued at or prior to the Applicable Time, the Preliminary Prospectus and the statements in the Prospectus with respect to any other items dependent upon the pricing terms and the delivery date of the Notes, all considered together.

(i)
Opinion of Counsel for the Underwriters.  If requested by the Representative prior to the Time of Sale for an issuance, McKee Nelson LLP, special counsel for the Underwriters, shall provide an opinion, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, with respect to the Prospectus Supplement and the Prospectus and Time of Sale Information and information contained in each of the Prospectus Supplement and the Prospectus and Time of Sale Information; provided, however, that in the event the opinion described in subsection 7(I)(c)(iv) shall have been delivered on the Most Recent Quarterly Filing Date, then the opinion so delivered pursuant to subsection 7(I)(c)(iv) shall not apply with respect to any Tranche of Notes issued on a Closing Date for which an opinion under this subsection 7(II)(i) shall have been delivered.

The Bank will furnish, or cause to be furnished, to the Representative such number of conformed copies of such opinions, certificates, letters and documents as it reasonably requests.

Section 8.	Indemnification and Contribution.

(a)
Indemnification of the Underwriters.  The Bank and the Issuing Entity, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act and under Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus (or in any revision or amendment thereof or supplement thereto) or any Preliminary Prospectus, or any omission or alleged omission to state therein a material fact  required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any Issuing Entity Information (as defined in subsection 9(c)) contained in any Underwriter Free Writing Prospectus (as defined in subsection 9(c)) or in any Free Writing Prospectus for which the Bank or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Bank or any other offering participant that is in the business of publishing radio or television broadcasting or otherwise disseminating communications, or the omission or alleged omission to state a material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expense reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Bank nor the Issuing Entity will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Bank or the Issuing Entity by any Underwriter specifically for use therein or any revision or amendment thereof or supplement thereto.

(b)
Indemnification of the Bank and the Issuing Entity.  Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Bank, its directors, each of its officers who signed the Registration Statement, the Issuing Entity and each person, if any, who controls the Bank or the Issuing Entity within the meaning of Section 15 of the Act and under Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, the Prospectus, or in any revision or amendment thereof or supplement thereto, any related Preliminary Prospectus or any Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made (i) in reliance upon and in conformity with written information furnished to the Bank or the Issuing Entity by such Underwriter through the Representative expressly for use in the Registration Statement, any Free Writing Prospectus, Preliminary Prospectus or the Prospectus (or any revision or amendment thereof or supplement thereto) or (ii) in any Underwriter Free Writing Prospectus and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage or liability or action as such expenses are incurred; provided, that no Underwriter shall be obligated to so indemnify and hold harmless an indemnified party to the extent such losses, claims, damages or liabilities are caused by a misstatement or omission resulting from an error or omission in (A) the Issuing Entity Information (as hereinafter defined) which was not corrected by Issuing Entity Information subsequently supplied by the Bank or the Issuing Entity to the Underwriter at any time prior to the Time of Sale, or (B) the information contained in the Prospectus or Time of Sale Information.  Each indemnified party shall give prompt written notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement; provided, that the indemnifying party is not materially prejudiced by such failure to so notify.  An indemnifying party may participate at its own expense in the defense of any such action.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (x) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(c)
Contribution and Limitation on Liability.  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in subsection 8(a) is for any reason held to be unavailable other than in accordance with its terms, the Bank and the Issuing Entity and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Bank and the Issuing Entity and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount and commissions bear to the initial public offering price appearing thereon and the Bank and the Issuing Entity are jointly and severally  responsible for the balance.  Notwithstanding the provisions of this subsection 8(c), no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Notes purchased by it hereunder. The Bank and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of any of the equitable considerations referred to above in this subsection 8(c).  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each director of the Bank, each officer of the Bank who signed the Registration Statement, and each person, if any, who controls the Bank within the meaning of Section 15 of the Act shall have the same rights to contribution as the Bank.

(d)
Static Pool Information.  For clarification purposes, in this Section 8 only, it is understood that the terms “Preliminary Prospectus” and “Prospectus” include static pool information required to be disclosed pursuant to Item 1105 of Regulation AB under the Act, without regard to whether such information is deemed to be a part of a prospectus under Item 1105(d) of Regulation AB under the Act.

Section 9.	Offering Communications; Free Writing Prospectuses and ABS Informational and Computational Materials.

(a)
Except as generally set forth in the applicable Terms Agreement, each Underwriter, severally, represents, warrants and agrees with the Bank and the Issuing Entity that it has not distributed and will not distribute any written materials that would be treated as “ABS informational and computational material”, as defined in Item 1101(a) of Regulation AB under the Act (“ABS Informational and Computational Material”).  If the Bank and the Issuing Entity shall have agreed pursuant to the applicable Terms Agreement to the use of any Free Writing Prospectus, the provisions of this Section 9 shall apply with respect thereto.

(b)
Each Underwriter severally represents, warrants and agrees with the Bank and the Issuing Entity that other than the Preliminary Prospectus and the final Prospectus, it has not conveyed and will not convey, without the Bank’s prior written approval, to any potential investor in the Notes any other written material of any kind containing any “issuer information” as defined in Rule 433(h)(2) of the Act, that would constitute a “prospectus” or a “free writing prospectus”, each as defined in the Act, including, but not limited to any ABS Informational and Computational Materials; provided, however, each Underwriter may convey to one or more of its potential investors a Free Writing Prospectus containing only information permitted under Rule 134 of the Act, including bona fide estimates of the price range for the Notes and the final price of the Notes and information previously included in the Preliminary Prospectus, as well as a column or other entry showing the status of the subscriptions for each tranche of the Notes and/or expected pricing parameters of the Notes.

(c)
Each Underwriter severally represents and warrants to the Bank and the Issuing Entity that each Free Writing Prospectus prepared by or on behalf of an Underwriter which is not listed on Annex I (each an “Underwriter Free Writing Prospectus”) did not, as of the date such Free Writing Prospectus was conveyed or delivered to any potential investor in the Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that such Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate information which was publicly available or provided to such Underwriter by the Bank or the Issuing Entity (such information, “Issuing Entity Information”), which information was not corrected by Issuing Entity Information subsequently supplied by the Bank or the Issuing Entity to such Underwriter prior to the Time of Sale.

(d)	The Bank, the Issuing Entity and the Underwriters each agrees that any Free Writing Prospectus prepared by it shall contain the legend required by Rule 433 under the Act.

Section 10.
Termination.  Notwithstanding anything herein contained, this Agreement and the applicable Terms Agreement may be terminated in the absolute discretion of the Representative, by notice given to the Bank, if after the execution and delivery of this Agreement and the applicable Terms Agreement and prior to the Closing Date there shall have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuing Entity, the First USA Credit Card Master Trust, the Chase Credit Card Master Trust or the Bank which, in the judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; (ii) any suspension or limitation on trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers National Market System, or any setting of minimum prices for trading on such exchange or market system; (iii) any suspension of trading of any securities of JPMorgan Chase & Co. on any exchange or in the over-the-counter market which materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; (iv) any banking moratorium declared by Federal, Delaware or New York authorities; or (v) any outbreak or escalation of major hostilities or armed conflict, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity, or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes.

Section 11.	Defaulting Underwriter.

(a)
If any Underwriter defaults in its obligations to purchase Notes hereunder and the aggregate principal amount of the Notes that such defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total principal amount of such Notes, the Representative may make arrangements satisfactory to the Bank for the purchase of such Notes by other persons, including the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated, in proportion to their commitments hereunder, to purchase the Notes that such defaulting Underwriter agreed but failed to purchase.  If any Underwriter so defaults and the aggregate principal amount of the Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of such Notes and arrangements satisfactory to the Representative and the Bank for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Bank, except as provided in Section 8 of this Agreement.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

(b)
In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Bank shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

Section 12.
Reimbursement of Expenses.  If for any reason other than as set forth in Section11 of this Agreement the purchase of the Notes by the Underwriters is not consummated, the Bank shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section6 of this Agreement and the respective obligations of the Bank, the Issuing Entity, and the Underwriters pursuant to Sections 7 and 8 of this Agreement shall remain in effect.  If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the occurrence of any event specified in clauses (ii), (iv) or (v) of Section10 of this Agreement, the Bank will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

Section 13.
Notices.  Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be given to J.P. Morgan Securities Inc. at 270 Park Avenue, Floor 10, New York, New York 10017, Attention: R. Eric Wiedelman, Executive Director, telephone: (212) 834-5658, fax: (212) 834-6564, or to such other address as the Representative may designate in writing to the Bank.  Notices to the Bank shall be given to it at 201 North Walnut Street, Wilmington, Delaware 19801, Attention: Keith W. Schuck, President, telephone: (302) 282-3591, fax: (302) 282-7634 with a copy to JPMorgan Chase & Co., 270 Park Avenue, Floor 28, New York, New York 10017, Attention: Brent Barton, Vice President - Securitization, telephone: (212) 270-3254, fax: (212) 270-1850.

Section 14.	Representations of the Underwriters.

(a)
Each Underwriter, severally, represents that it will not, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Notes, transfer, deposit or otherwise convey any Notes into a trust or other type of special purpose vehicle that is sponsored by such Underwriter or an Affiliate of such Underwriter and that issues securities or other instruments backed in whole or in part by, or that represents interests in, such Notes without the prior written consent of the Bank.

(b)
Each Underwriter, severally, represents and agrees (i) that it did not enter into any contract of sale for any Notes prior to the Applicable Time (as defined in the applicable Terms Agreement) and (ii) that it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Notes, convey to each investor to whom the Notes are sold by it during the period prior to the filing of the final Prospectus (as notified to the Underwriters by the Bank), at or prior to the applicable time of any such contract of sale with respect to such investor, the Preliminary Prospectus.

(c)
Each Underwriter, severally, represents and agrees that: (i) it has not offered or sold, and prior to the date which is six months after the date of issue of the Notes, will not offer or sell any of the same Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity.

Section 15.
Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Bank, the Issuing Entity, the Underwriters, any controlling persons referred to herein and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 16.
Arm’s-Length Transaction.  The Bank acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Bank with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Bank or any other person.  Additionally, neither the Representative nor any other Underwriter is advising the Bank or any other person as to any legal, tax, investment,  accounting or regulatory matters in any jurisdiction.  The Bank shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Bank with respect thereto. Any review by the Underwriters of the Bank, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Bank.

Section 17.	Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

Section 18.	GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 19.
Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

Section 20.
Waiver of Jury Trial.  The Bank and the Underwriters hereby irrevocably waive, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement or the transactions contemplated hereby.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Bank, the Issuing Entity and the Underwriters in accordance with its terms.

Very truly yours,

CHASE BANK USA, NATIONAL
ASSOCIATION, as Transferor and as Servicer

By:
Name:
Title:

CHASE ISSUANCE TRUST

By:	CHASE BANK USA, NATIONAL
ASSOCIATION,

not in its individual capacity but solely as
Beneficiary on behalf of the Issuing Entity

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed
and accepted as of the date first above written.

J.P. MORGAN SECURITIES INC.,
as Underwriter and as Representative
of the Underwriters named in
Schedule I to the applicable Terms Agreement

By:  _____________________________
        Name:
        Title:

        Chase Issuance Trust
        CHASEseries Class [_(200_-_)] Notes Underwriting Agreement
        Signature Page

EXHIBIT A
CHASE ISSUANCE TRUST
CHASESERIES
CLASS [_(200_-_)] NOTES
TERMS AGREEMENT

Dated:

To:           CHASE BANK USA, NATIONAL ASSOCIATION (the “Bank”)

Re:           Underwriting Agreement dated _____________

Series Designation: ____________

Underwriters:

The Underwriters named on Schedule I attached hereto are the “Underwriters” for the purpose of this Terms Agreement (this “Agreement”) and for the purposes of the above referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein in its entirety and made a part hereof.

Terms of the Class [_(200_-_)] Notes:

Initial Principal Amount	Interest Rate or Formula	Price to Public

Interest Payment Dates: _______________, _______________,
______________ and  _______________, commencing _____________ __, _____.

Note Rating[s]:

Indenture:  The Third Amended and Restated Indenture, dated as of December 19, 2007, between Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee, and acknowledged and accepted by the Bank, as Servicer.

Asset Pool One Supplement:  The Second Amended and Restated Asset Pool One Supplement, dated as of December 19, 2007, between Chase Issuance Trust, as Issuing Entity,

Exhibit A-1

and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent, and acknowledged and accepted by the Bank, as Transferor, Servicer and Administrator.

Indenture Supplement:  The Amended and Restated CHASEseries Indenture Supplement, dated as of October 15, 2004, between Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent.

Terms Document:  The Class [_(2007-_)] Terms Document, dated as of [_____] [_], 200_, between Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent.

Transfer and Servicing Agreement:  The Third Amended and Restated Transfer and Servicing Agreement, dated as of December 19, 2007, among the Bank, as Transferor, Servicer and Administrator, Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent.

First USA Pooling and Servicing Agreement:  The Third Amended and Restated Pooling and Servicing Agreement, dated as of December 19, 2007, between the Bank, as Transferor and Servicer, and The Bank of New York (Delaware), as trustee (the “FUSA Master Trust Trustee”).

First USA Series Supplement:  The Amended and Restated Series 2002-CC Supplement, dated as of October 15, 2004, between the Bank, as Transferor and Servicer, and the FUSA Master Trust Trustee.

Chase Pooling and Servicing Agreement:  The Fifth Amended and Restated Pooling and Servicing Agreement, dated as of December 19, 2007, between the Bank, as Transferor and Servicer and The Bank of New York, as Trustee for the Chase Credit Card Master Trust (the “Chase Master Trust Trustee”) and paying agent.

Chase Series Supplement: The Series 2004-CC Supplement, dated as of October 20, 2004, between the Bank, as Transferor and Servicer, and the Chase Master Trust Trustee.

Purchase Price:

The purchase price payable by the Underwriters for the Notes covered by this Agreement will be the following percentage of the principal amounts to be issued:

[Per Class [_(200_-_)] Notes: __________%]

Registration Statement:   333-145109.

Underwriting Discounts and Commissions, Selling Concessions and Reallowance:

The Underwriters’ discounts and commissions, the selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers

Exhibit A-2

may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Class [_(200_-_)] Notes, shall be as follows:

Underwriting Discounts and Commissions	Selling Concessions	Reallowance
___%	___%	___%

Underwriters’ Information:  The information furnished by the Underwriters through the Representative for purposes of subsection 8(b) of the Underwriting Agreement consists of the chart and the third and [           ] paragraphs under the heading “Underwriting” in the Prospectus Supplement.

[Reimbursement of Expenses:

The Underwriters shall reimburse the Bank for an amount not to exceed $__________ for application towards expenses.]

Most Recent Quarterly Filing Date:

Closing Date:  Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended, the Underwriters, the Bank and the Issuing Entity hereby agree that the Closing Date shall be __________ __, _____, __________ a.m., New York Time.

Applicable Time:  [  ]:[  ] [a./p.]m. (New York Time) on [             ], [     ]

Location of Closing:  Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036.

[Opinion Modifications:]

Payment for the Notes:

The Underwriters agree, severally and not jointly, subject to the terms and provisions of the above referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the above referenced Series of Notes set forth opposite their names on Schedule I hereto.

Exhibit A-3

J.P. MORGAN SECURITIES INC.
As Representative of the
Underwriters named in
Schedule I hereto

By:
Name:
Title:

Accepted:

CHASE BANK USA, NATIONAL ASSOCIATION

By:     ____________________________
Name:
Title:

CHASE ISSUANCE TRUST
By:           CHASE BANK USA, NATIONAL ASSOCIATION,
not in its individual capacity but solely as
Beneficiary on behalf of the Issuing Entity

By:     ____________________________
Name:
Title:

Exhibit A-4

SCHEDULE I

UNDERWRITERS

$____________________ Principal Amount of CHASEseries Class [_(200-_)] Notes

Principal Amount
[Names of Underwriters]                                                                                                           $

_______________
$______________

Exhibit A-5

ANNEX I

TIME OF SALE INFORMATION

•	Preliminary Prospectus, dated as of [ ], 200[ ].

Exhibit A-6

ANNEX II

ISSUER FREE WRITING PROSPECTUSES

•	Class [_(200_-_)] Transaction Summary dated [ ], 200[ ]

Exhibit A-7